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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             --------------------

                                    Form 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             --------------------

                                NET2PHONE, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                         22-3559037
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                         Identification Number)

            171 Main Street
         Hackensack, New Jersey                                07601
(Address of Principal Executive Offices)                    (Zip Code)

                             --------------------

  If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [_]

  If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

      SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM
                              RELATES:  333-78713.

   SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE EXCHANGE ACT:
                                      None

   SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE EXCHANGE ACT:
                                  Common Stock
                           $0.01 par value per share
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Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          A complete description of the Common Stock, $0.01 par value per share, of Net2Phone, Inc. (the "Registrant"), which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the Registration Statement on Form S-1 (File No. 333-78713) filed by the Registrant with the Securities and Exchange Commission on May 18, 1999, as amended from time to time (the "Registration Statement"). Such description is hereby incorporated by reference.

Item 2.   EXHIBITS.

          The following exhibits are filed herewith (or incorporated by reference as indicated below):

          Description
          -----------
          1. Amended and Restated Certificate of Incorporation of the Registrant, dated May 14, 1999. Reference is made to Exhibit 3.1 to the Registration Statement.

          2. Bylaws of the Registrant. Reference is made to Exhibit 3.2 to the Registration Statement.

          3. Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated June 24, 1999. Reference is made to Exhibit 3.3 to the Registration Statement.*

          4. Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated July 16, 1999. Reference is made to Exhibit 3.4 to the Registration Statement.+

          5.   Specimen Common Stock Certificate. Reference is made to Exhibit
               4.1 to the Registration Statement.++

          6.   Employment Agreement, dated May 1, 1997, by and between Clifford
               M. Sobel and IDT Corporation. Reference is made to Exhibit 10.1 to the Registration Statement.

          7. Amendment to the Employment Agreement between Clifford M. Sobel and IDT Corporation, dated May 11, 1999, by and between the Registrant, Clifford M. Sobel and IDT Corporation. Reference is made to Exhibit 10.2 to the Registration Statement.

          8. The Registrant's 1999 Amended and Restated Stock Option and Incentive Plan. Reference is made to Exhibit 10.15 to the Registration Statement.*

          9. Series A Preferred Shareholder Registration Rights Agreement, dated as of May 13, 1999, by and between the Registrant and the Investors listed therein. Reference is made to Exhibit 10.17 to the Registration Statement.

         10. Stockholders Agreement, dated as of May 13, 1999, by and between the Registrant, the Investors listed therein, IDT Corporation, Clifford M. Sobel and the trustee of the Scott Sobel Annual Gift Trust. Reference is made to Exhibit 10.20 to the Registration Statement.*

         11. Letter Agreement, dated as of May 17, 1999, by and between the Registrant, Clifford M. Sobel and IDT Corporation. Reference is made to Exhibit 10.22 to the Registration Statement.*

         12. Stock Subscription Warrant, dated July 15, 1999, by and between America Online, Inc. and the Registrant. Reference is made to
               Exhibit 10.29 to the Registration Statement.+

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*    Filed as part of Amendment No. 1 to the Registration Statement, dated June
     28, 1999.
++ Filed as part of Amendment No. 2 to the Registration Statement, dated July 14, 1999.
+ Filed as part of Amendment No. 3 to the Registration Statement, dated July 19, 1999.


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                                   SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              NET2PHONE, INC.


                              By:   /s/ Howard S. Balter
                                   ---------------------------------------------
                                   Name:  Howard S. Balter
                                   Title: Chief Executive Officer
                                  (Principal Executive Officer)



Date:  July 20, 1999